EXHIBIT 16.1

December 27, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Zerify, Inc.’s statements included under Item 4.01(a) of its Form 8-K dated December 27, 2023, and we agree with such statements, except we are not in a position to agree or disagree with Zerify, Inc.’s statement with regards to the Board of Directors appointment of LJ Soldinger Associates, LLC as the Company’s independent registered public accounting firm in Item 4.01(b).

Very truly yours,

/s/ Weinberg & Company